UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, since February 2, 2018, the Company has been negotiating with certain lenders holding, in the aggregate, approximately 44% of the outstanding aggregate principal amount of the term loans (the “Ad Hoc Group”) under the credit agreement (the “Existing Credit Agreement”) dated as of November 26, 2013, among GNC Corporation (the “Parent”), General Nutrition Centers, Inc. (the “Borrower”), the several banks and other financial institutions or entities parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, , among other things, an amendment and restatement of the Existing Credit Agreement.

As further previously disclosed, subject to definitive documentation, the Ad Hoc Group has indicated its support with respect to the following transactions (the “Transactions” and the closing date of such Transactions, the “Closing Date”): (i) the amendment and restatement of the Existing Credit Agreement in order to, among other things, extend the Tranche B Term Loan Maturity Date (as defined in the Existing Credit Agreement) with respect to the term loans of consenting term loan lenders (such term loans of consenting lenders, the “Extended Term Loans”) to the earlier to occur of (1) March 4, 2021, (2) May 16, 2020, which is the date that is 91 days prior to the stated maturity of the 1.50% Convertible Senior Notes due August 15, 2020 (the “Convertible Senior Notes”) under that certain indenture dated as of August 10, 2015 among GNC Holdings, Inc., Parent, the Borrower, the other subsidiaries of the Borrower party thereto, and Bank of New York Mellon Trust Company, N.A., as trustee, unless (in the case of this clause (2)), all amounts exceeding $50,000,000 of the Convertible Senior Notes have been either (x) refinanced with indebtedness maturing later than 90 days after the maturity date of the Extended Term Loans or (y) repaid, discharged, prepaid, or converted, in each case, prior to such date other than with the proceeds of any indebtedness maturing earlier than 91 days after the maturity date of the Extended Term Loans and (3) if the Convertible Senior Notes are refinanced with indebtedness maturing between August 10, 2020 and March 4, 2021, 91 days prior to such later maturity date, (ii) the termination of the “Revolving Credit Commitment” and repayment in full of the outstanding “Revolving Credit Loans” (each as defined in the Existing Credit Agreement), (iii) the repayment of a portion of the existing term loans that are extended as described above and (iv) the entry into of (a) a new asset-based term loan facility advanced on a “first-in, last-out” basis in an aggregate principal amount of $275,000,000 (the “FILO Term Loans”) with a maturity date of the earlier to occur of (1) December 31, 2022, (2) May 16, 2020, unless (in the case of this clause (2)) the Convertible Senior Notes have been either (x) refinanced with indebtedness maturing later than 90 days after the maturity date of the FILO Term Loans or (y) repaid, discharged, prepaid, or converted, in each case, prior to such date other than with the proceeds of any indebtedness maturing earlier than 91 days after the maturity date of the FILO Term Loans (any such repayment, discharge, prepayment, refinancing, or conversion, the “Existing Indenture Discharge”) and (3) if the Convertible Senior Notes are refinanced with indebtedness maturing between August 10, 2020 and December 31, 2022, 91 days prior to such later maturity date and (b) a new asset-based revolving credit facility in an aggregate principal amount of up to $100,000,000 with a maturity date of the earlier to occur of (1) the date that is four and one-half years after the Closing Date, (2) May 16, 2020 unless (in the case of this clause (2)) the Existing Indenture Discharge has occurred and (3) if the Convertible Senior Notes are refinanced with indebtedness maturing between August 10, 2020 and the date that is four and one-half years after the Closing Date, 91 days prior to such later maturity date.

In connection with the Transactions, the Company filed a Current Report on Form 8-K on the afternoon of February 13, 2018, including substantially final term sheets (the “Substantially Final Term Sheets”) summarizing the terms of the Transactions. At the end of the day on February 13, 2018, the Company agreed on the final terms of the term sheets (the “Final Term Sheets”) with the Ad Hoc Group.

Accordingly, the Company is providing the Final Term Sheets as Exhibit 99.1 hereto. The foregoing description of the Transactions is qualified in its entirety by reference to the Final Term Sheets. Copies of the Final Term Sheets are filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of the Company’s products; costs of compliance and any failure on management’s part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in the manufacturing system or losses of manufacturing certifications; disruptions in the distribution network; or failure to successfully execute the Company’s growth strategy, including any inability to expand franchise operations or attract new franchisees, any inability to expand company-owned retail operations, any inability to grow the international footprint, any inability to expand the e-commerce businesses, or any inability to successfully integrate businesses that are acquired. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

GNC cannot provide any assurances about the timing, terms or interest rate associated with the proposed Transactions, or that any agreement will ultimately be reached. This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information About the Equity Investment and Where to Find It

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 13, 2018, the Company entered into a Securities Purchase Agreement by and between the Company and Harbin Pharmaceutical Group Holdings Co., Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company shares of a newly created series of convertible perpetual preferred stock of the Company, designated as “Series A Convertible Preferred Stock”. This communication is being made in respect of the proposed transaction involving the Company and the Investor. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed issuance of Convertible Preferred Stock to the

Investor. The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed equity issuance. The definitive proxy statement will be sent or given to the shareholders of the Company and will contain important information about the proposed equity issuance and related matters. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE INVESTOR AND THE PROPOSED ISSUANCE OF CONVERTIBLE PREFERRED STOCK. Investors may obtain a free copy of these materials (when they are available) and other documents filed by GNC with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.gnc.com or by sending a written request to the Company at GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Secretary.

Participants in Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed issuance of convertible preferred shares. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed issuance of convertible preferred shares will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed issuance of convertible preferred shares will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed issuance of convertible preferred shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Final Term Sheets

EXHIBIT INDEX

Exhibit No.	Description

99.1	Final Term Sheets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: February 13, 2018	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer